Sub-Item 77I: Terms of New or Amended Securities

Effective July 31, 2015, the Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Emerging Markets Equity Insights Fund, Goldman Sachs International Equity Insights Fund, Goldman Sachs International Small Cap Insights Fund, Goldman Sachs Large Cap Growth Insights Fund, Goldman Sachs Large
Cap Value Insights Fund, Goldman Sachs Small Cap Equity Insights Fund, Goldman Sachs Small Cap Growth Insights Fund, Goldman Sachs Small Cap Value Insights Fund and Goldman Sachs U.S. Equity Insights Fund (the Funds) commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Funds are described in Post-Effective Amendment No. 475 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31,
2015 (Accession No. 0001193125-15-272882).

Effective July 31, 2015, the Goldman Sachs Income Builder
Fund commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Fund are described in Post-
Effective Amendment No. 476 to the Registrants Registration
Statement on Form N-1A, filed with the Securities and Exchange
Commission on July 31, 2015 (Accession No. 0001193125-15-272929).

Effective July 31, 2015, the Goldman Sachs Retirement Portfolio Completion Fund commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Fund are described in Post-Effective Amendment No. 477 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-272994).

Effective September 2, 2015, the Goldman Sachs Absolute Return Multi-Asset Fund commenced offering Class A, Class C, Institutional, Class IR, Class R and Class R6 Shares. The terms of the Class A, Class C, Institutional, Class IR, Class R
 and Class R6 Shares for the Fund are described in Post-Effective Amendment No. 495 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 1, 2015 (Accession No. 0001193125-15-309266).